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                                  EXHIBIT 11.1
            STATEMENT REGARDING CALCULATION OF EARNINGS PER SHARE (1)


                                              Basic     Diluted
                                         EPS number  EPS number          Net       Basic       Diluted
                                          of shares   of shares       Income         EPS           EPS
                                        ---------------------------------------------------------------
812 months ended December 31, 1998        7,052,289   7,544,288   $3,010,774       $0.43         $0.40
12 months ended December 31, 1999         7,135,697   7,704,800   $3,820,185       $0.54         $0.50



12 MONTHS ENDED DECEMBER 31, 1998             Basic                  Diluted
                                        -----------                ---------
Average Shares Outstanding                7,052,289                7,052,289
Options - Plan 1                                        130,197
Average Option Price                                      $2.00
Total Exercise Cost                                    $260.394
Shares Repurchased                                       28,141
Net Shares from Option - Plan 1                                      102,056
Options - Plan 2                                        220,563
Average Option Price                                      $2.54
Total Exercise Cost                                    $560,230
Shares Repurchased                                       60,544
Net Shares from Option - Plan 2                                      160,019
Options - Plan 3                                        543,669
Average Option Price                                      $5.34
Total Exercise Cost                                  $2,903,192
Shares Repurchased                                      313,746
Net Shares from Option - Plan 3                                      229,923
                                        -----------                ---------
Gross Shares                              7,052,289                7,544,288
Price                                                     $9.25



12 MONTHS ENDED DECEMBER 31, 1999             Basic                  Diluted
                                        -----------                ---------
Average Shares Outstanding                7,135,697                7,135,697
Options - Plan 1                                         34,477
Average Option Price                                      $2.30
Total Exercise Cost                                     $79,297
Shares Repurchased                                        5,526
Net Shares from Option - Plan 1                                       28,951
Options - Plan 2                                        217,521
Average Option Price                                      $2.55
Total Exercise Cost                                    $554,679
Shares Repurchased                                       38,654
Net Shares from Option - Plan 2                                      178,867
Options - Plan 3                                        553,240
Average Option Price                                      $5.63
Total Exercise Cost                                  $3,114,741
Shares Repurchased                                      217,055
Net Shares from Option - Plan 3                                      336,185
Options - Plan 4                                         83,959
Average Option Price                                     $10.06
Total Exercise Cost                                    $844,628
Shares Repurchased                                       58,859
Net Shares from Option - Plan 4                                       25,100

                                        -----------                ---------
Gross Shares                              7,135,697                7,704,800
Price                                                    $14.35


(1) Adjusted to give retroactive effect to a 3-for-1 stock split effective September 29, 1999